Exhibit 99.1

NOMINATION AND SUPPORT AGREEMENT

This Nomination and Support Agreement, dated September 5, 2014 (this “Agreement”), is between JANA Partners LLC (“JANA”) and Walgreen Co. (the “Company”).

RECITALS

WHEREAS, the Company and JANA have engaged in various discussions and communications concerning the Company’s business and other matters;

WHEREAS, JANA has informed the Company that it beneficially owns shares of common stock of the Company, par value $0.078125 (the “Common Stock”) totaling, in the aggregate, 12,500,000 shares, or approximately 1.3%, of the Common Stock issued and outstanding as of May 31, 2014 as disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2014; and

WHEREAS, the Company and JANA have determined to come to an agreement with respect to the appointment of the JANA Designee (as defined below) and to cooperate in good faith with respect to the appointment of the Additional Independent Director (as defined below) to the Company’s Board of Directors (the “Board”) and to the subsequent nomination of such JANA Designee and, if applicable, the Additional Independent Director at the 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”) and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Board Representation and Board Matters.

(a)	The Company and JANA agree as follows:

(i)	no later than two business days following the execution of this Agreement, the Company will take all action necessary to appoint Barry Rosenstein (the “JANA Designee”) to the Board;

(ii)

as promptly as practicable following the execution of this Agreement, the Company and JANA shall cooperate in good faith to agree upon a director recommended by JANA who shall be reasonably acceptable to the Company and who shall be independent of each of the Company and JANA and its Affiliates and Associates, including qualifying as an independent director under Section 303A of the New York Stock Exchange’s Listed Company Manual and Rule 5605 of the Nasdaq Listing Rules (the “Additional Independent Director”) to be appointed to the Board and, upon the selection of such Additional Independent Director, the Company will as promptly as practicable take all action necessary to (to the extent the following actions are then necessary to facilitate the appointment of the

Additional Independent Director to the Board) (A) amend the Company’s Amended and Restated By-Laws to increase the maximum number of directors on the Board to fifteen (15), (B) increase the size of the Board from fourteen (14) to fifteen (15) directors, and (C) appoint the Additional Independent Director to the Board to fill the newly created vacancy, provided that if prior to such appointment the Additional Independent Director refuses to serve or is unable to serve, including as a result of death or disability, and provided further that such Additional Independent Director would have been entitled to serve as a director of the Company pursuant to this Agreement, JANA shall be entitled to recommend a replacement Additional Independent Director who meets the criteria set forth in this Section 1(a)(ii), and such replacement Additional Independent Director shall be appointed to the Board as set forth in this Section 1(a)(ii);

(iii)	the Board will (A) appoint the JANA Designee, concurrently with his appointment to the Board pursuant to subsection (i) above, to the Finance Committee of the Board and, upon the formation of a committee of the Board charged with strategy matters, to be chaired by Stefano Pessina, as previously publicly announced by the Company, upon consummation of the Company’s previously announced acquisition of Alliance Boots GmbH (for the avoidance of doubt, whether or not such committee is named the “Strategy” Committee), to such committee and (B) in good faith use its reasonable best efforts to appoint, concurrently with his or her appointment to the Board pursuant to subsection (ii) above, and subject to his or her agreement and to the approval of the Nominating and Governance Committee of the Board, not to be unreasonably withheld, based upon its consideration of his or her experience and qualifications and the needs and composition of the Board and the committees of the Board at the time of such appointment, the Additional Independent Director to the Audit Committee of the Board and the Nominating and Governance Committee of the Board;

(iv)	if the Company engages in a “holding company” reorganization to create a new public holding company at a level above the Company in the Company’s corporate structure or engages in any other type of reorganization with a similar effect (“Holdco”), the Company will include the JANA Designee and, following the appointment of the Additional Independent Director to the Board, the Additional Independent Director, as directors of Holdco (provided that such persons are, immediately prior to such reorganization, entitled to serve as directors of the Company pursuant to this Agreement), and all references to the Company herein shall in such event instead apply to Holdco mutatis mutandis;

(v)

the Company will include the JANA Designee and, if the Additional Independent Director is appointed to the Board prior to the 2015 Annual Meeting, the Additional Independent Director, in its slate of nominees for election as directors of the Company at the Company’s 2015 Annual

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Meeting, and JANA agrees not to, and to cause each other JANA Affiliate and Associate (each as defined herein) not to, conduct a proxy contest for the election of directors with respect to the 2015 Annual Meeting and to cause all Voting Securities (as defined herein) owned by the JANA Affiliates and Associates, directly or indirectly, whether owned of record or Beneficially Owned (as defined in herein) to be voted for all of the incumbent directors nominated by the Board for election at the 2015 Annual Meeting and in accordance with the recommendation of the Board with respect to all other matters presented for a vote at the 2015 Annual Meeting (other than (w) matters related to the implementation of takeover defenses, (x) amendments to the Company’s articles of incorporation or bylaws that diminish shareholder rights, (y) strategic transactions (except for all matters in furtherance of the acquisition of the remaining stake in Alliance Boots GmbH, with respect to which this exception shall not apply) or (z) new or amended incentive compensation plans submitted for shareholder approval);

(vi)	the Company will use its reasonable best efforts to cause the election of the JANA Designee and, if the Additional Independent Director is appointed to the Board prior to the 2015 Annual Meeting, the Additional Independent Director to the Board at the 2015 Annual Meeting (including recommending that the Company’s shareholders vote in favor of the election of the JANA Designee and, if applicable, the Additional Independent Director (along with all other Company nominees) and otherwise supporting them for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate);

(vii)	other than the JANA Designee and the Additional Independent Director, the Board will nominate no more than thirteen (13) individuals for election at the 2015 Annual Meeting. Until the 2016 Annual Meeting, the Company shall not increase the size of the Board in excess of fifteen (15) members (and, until the Additional Independent Director is appointed to the Board, shall not increase the size of the Board in excess of fourteen (14) members, other than in connection with the appointment of the Additional Independent Director to the Board), and shall not decrease the size of the Board if such decrease would require the resignation of the JANA Designee or the Additional Independent Director;

(viii)

the Company agrees that if, following the appointment of the Additional Independent Director to the Board pursuant to Section 1(a)(ii), the Additional Independent Director resigns or otherwise refuses to serve, or if either the JANA Designee or, following the appointment of the Additional Independent Director to the Board, the Additional Independent Director, is unable to serve as a director at any time, including as a result of death or disability, in each case provided that such Additional Independent Director or JANA Designee, as applicable, is then entitled to serve as a director of the Company pursuant to this Agreement, JANA shall be entitled to

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designate a replacement director who shall be independent of JANA and its Affiliates and Associates (in the case of the replacement for the Additional Independent Director), qualifies as an independent director of the Company under Section 303A of the New York Stock Exchange’s Listed Company Manual and Rule 5605 of the Nasdaq Listing Rules, is reasonably acceptable to the Board as a replacement director and has a comparable amount of business experience, although such experience need not be in the same industry or industries, and is in equally good standing in all material respects, as the director being replaced. For the avoidance of doubt, the substitute director shall thereafter be deemed a JANA Designee or an Additional Independent Director, as the case may be, for purposes of this Agreement and be entitled to the same rights and subject to the same requirements under this Agreement applicable to the replaced director prior to his ceasing to be a director, and such person shall be appointed to the Board to serve the unexpired term, if any, of such replaced director;

(ix)	that (x) as a condition to the JANA Designee’s and the Additional Independent Director’s appointment to the Board and nomination for election as a director of the Company at the 2015 Annual Meeting, the JANA Designee has provided, concurrently with the execution of this Agreement, and the Additional Independent Director shall be required to provide, prior to such person’s appointment to the Board, to the Company an executed consent from the JANA Designee and the Additional Independent Director, as applicable, to be named as a nominee in the Company’s proxy statement for the 2015 Annual Meeting and to serve as a director if so elected, completed D&O Questionnaires in the form provided to JANA and in a form to be provided to the Additional Independent Director, as applicable, and, in the case of the JANA Designee, as contemplated by Section 1(b) of this Agreement, an executed irrevocable resignation as director in the form attached hereto as Exhibit A, and (y) as a further condition to the JANA Designee’s and the Additional Independent Director’s nomination for election as a director of the Company at the 2015 Annual Meeting, the JANA Designee shall have agreed to, as promptly as practicable upon request of the Company after the date hereof, and the Additional Independent Director shall, prior to and as a condition to such person’s appointment to the Board, provide to the Company such information as the Company is entitled to receive from other members of the Board and as is required to be disclosed in proxy statements under applicable law;

(x)	the Board will not require the JANA Designee or the Additional Independent Director to resign as a director by reason of a change in the principal business, occupation or position they held when they were appointed to the Board, or by reason of their serving on additional boards during their tenure as a director of the Company, unless such new business, occupation, position or additional directorship involves a competitor of the Company or otherwise presents a conflict of interest with respect to their continued directorship with the Company; and

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(xi)	in the event that, prior to the later of the 2016 Annual Meeting and the JANA Designee no longer serving as a member of the Board, there occurs one or more vacancies (for any reason) on the Board (other than with respect to the seats of the Additional Independent Director (for the avoidance of doubt, including the vacancy to be filled by the Additional Independent Director in connection with such person’s appointment to the Board as contemplated by this Agreement) or the JANA Designee), and the Board, in its sole discretion, determines to fill one or more of such vacancies, then the first such vacancy to be filled shall be filled by a person, mutually agreed upon in good faith by the Company and JANA, who is independent of each of the Company and JANA.

(b)	Notwithstanding the foregoing, if at any time after the date hereof, JANA, together with its Affiliates (JANA and such Affiliates, collectively and individually, the “JANA Affiliates”) and Associates, (A) ceases collectively to Beneficially Own, an aggregate Net Long Position of at least 6,250,000 shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) of Common Stock as of such date, JANA shall promptly inform the Company of such event or (B) materially breaches this Agreement, which breach is not cured within 10 days of written notice from the Company specifying the material breach, then, in the case of either clause (A) or clause (B), JANA shall cause the JANA Designee to promptly tender his resignation from the Board and any committee of the Board on which he or she then sits and the Company shall have no further obligations under this Section 1 with respect to the JANA Designee or under Sections 1(a)(vii) or (xi). In furtherance of this Section 1(b), the JANA Designee has, concurrently with the execution of this Agreement, executed an irrevocable resignation as director in the form attached hereto as Exhibit A and delivered it to the Company. For purposes of this Agreement: the terms “Affiliate” and “Associate” shall have the meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided, that any references to “Associate” herein shall be deemed to be preceded by the word “controlled”; the term “Net Long Position” shall mean: such shares of Common Stock Beneficially Owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis, provided that “Net Long Position” shall not include any shares as to which such person does not have the right to vote or direct the vote or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares; and the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

(c)

Upon the execution of this Agreement, JANA irrevocably agrees not to (i) nominate any person for election at the 2015 Annual Meeting, (ii) submit any proposal for consideration at, or bring any other business before, the 2015 Annual Meeting, directly or indirectly, or (iii) initiate, encourage or participate in any “withhold” or

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similar campaign with respect to the 2015 Annual Meeting, directly or indirectly, and shall not permit any of its Affiliates or Associates to do any of the items in this Section 1(c). JANA shall not publicly or privately encourage or support any other shareholder to take any of the actions described in this Section 1(c).

(d)	At all times while serving as a member of the Board, the JANA Designee shall comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members, including the Company’s code of business conduct and ethics, securities trading policies, anti-hedging policies, Regulation FD-related policies, director confidentiality policies and corporate governance guidelines. The Company agrees to pay any compensation to which the JANA Designee is otherwise entitled as a director and/or committee member as directed by JANA to JANA or another JANA Affiliate.

2.	Certain Other Matters.

(a)

(i)	The JANA Designee shall be entitled to resign from the Board at any time in his discretion. For purposes of this Agreement, the “Standstill Period” shall mean the period from the date of this Agreement until the earliest of (A) the latest of (x) 12:01 a.m. on the forty-fifth (45th) day prior to the advance notice deadline for making director nominations at the Company’s 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”), (y) if the JANA Designee (or any other representative of any JANA Affiliate or Associate) is included, and agrees to serve, on the Company’s slate of director nominees for the 2016 Annual Meeting or for any annual meeting of shareholders of the Company subsequent thereto (each, an “Applicable Meeting”), the date that is forty-five (45) days prior to the expiration of the Company’s advance notice period for the nomination of directors at the next annual meeting of shareholders of the Company following the Applicable Meeting, and (z) fifteen (15) days after the date that the JANA Designee (or such other representative of any JANA Affiliate or Associate, as applicable) is no longer a member of the Board and (B) a material breach of this Agreement by the Company which is not cured within 10 days of written notice from JANA specifying the material breach.

(ii)	Notwithstanding anything to the contrary in this Section 2(a), the Company agrees that for so long as the JANA Designee is on the Board the Board shall promptly notify JANA in writing of any decision not to nominate the JANA Designee for election at the 2016 Annual Meeting or any subsequent annual meeting of shareholders (which written notice, if any, shall be delivered no later than 60 days prior to the advance notice deadline for making director nominations at such upcoming annual meeting).

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(b)	During the Standstill Period, JANA shall not, directly or indirectly, and JANA shall cause the JANA Designee and each other JANA Affiliate and Associate not to, directly or indirectly (it being understood and agreed that the following restrictions shall not apply to the JANA Designee’s discussions solely among other members of the Board and/or management of the Company):

(i)	solicit proxies or written consents of shareholders or conduct any other type of referendum (binding or non-binding) with respect to, or from the holders of, the Voting Securities (as defined below), or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in or assist any Third Party (as defined herein) in any “solicitation” of any proxy, consent or other authority (as such terms are defined under the Exchange Act) to vote any shares of the Voting Securities (other than such encouragement, advice or influence that is consistent with the Board’s recommendation in connection with such matter);

(ii)	encourage, advise or influence any other person or assist any Third Party in so encouraging, assisting or influencing any person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter);

(iii)	form or join in a partnership, limited partnership, syndicate or other group, including a “group” as defined under Section 13(d) of the Exchange Act, with respect to the Voting Securities (for the avoidance of doubt, excluding any group composed solely of JANA Affiliates and Associates), or otherwise support or participate in any effort by a Third Party with respect to the matters set forth in Section 2(b);

(iv)	present at any annual meeting or any special meeting of the Company’s shareholders or through action by written consent any proposal for consideration for action by shareholders or seek the removal of any member of the Board or propose any nominee for election to the Board or seek representation on the Board; or call or request the calling of a special meeting of shareholders or action by shareholders through written consent;

(v)

other than in Rule 144 open market broker sale transactions where the identity of the purchaser is not known and in underwritten widely dispersed public offerings, sell, offer or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities held by any JANA Affiliate or Associate to any person or entity not a party to this agreement (a “Third Party”) that, to JANA’s or its Affiliate’s or Associate’s knowledge (after due inquiry in connection with a private, non-open market transaction, it being understood that such knowledge shall be deemed to exist with respect to any publicly available information, including information in documents filed with the SEC) would result in such Third Party, together with its Affiliates, having beneficial ownership in the aggregate of 5% or

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more of the shares of Common Stock outstanding at such time or would increase the beneficial ownership interest of any Third Party who, together with its Affiliates, has a beneficial ownership interest in the aggregate of 5% or more of the shares of Common Stock outstanding at such time, except in each case in a transaction approved by the Board;

(vi)	grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual meeting or special meeting of stockholders) or deposit any Voting Securities of the Company in a voting trust or subject them to a voting agreement or other arrangement of similar effect with respect to any annual meeting except as provided in Section 2(c) below, special meeting of shareholders or action by written consent (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like);

(vii)	make any request for stocklist materials or other books and records of the Company under 805 Ill. Comp. Stat. 5/7.75., Section 220 of the Delaware General Corporation Law or otherwise (provided that this clause (vii) shall not limit the JANA Designee’s rights to request information solely in such person’s capacity as a director of the Company);

(viii)	in any manner, directly or indirectly, make, or cause to be made, or in any way encourage any other person to make or cause to be made, any public statement or public announcement, including in any document or report filed with or furnished to the SEC or through the press, media, analysts or other persons, that disparages, defames or slanders, or otherwise constitutes an ad hominem attack on, the Company, or the Company’s subsidiaries, Affiliates, successors, assigns, officers (including any former officer and any person who serves on or following the date of this Agreement as an officer), directors (including any former director and any person who serves on or following the date of this Agreement as a director), or employees; provided that JANA will, subject to the Confidentiality Agreement, be permitted to make objective statements that reflect JANA’s view, as a shareholder, with respect to factual matters concerning specific acts or determinations of the Company (“Objective Statements”). The limitations set forth in this Section 2(b)(viii) shall not prevent JANA or any JANA Affiliate or Associate from responding to any statement made by the Company or any of its Affiliates or Associates of the nature described in Section 2(d) of this Agreement if such statement was made in breach of this Agreement;

(ix)	institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions), other than an action to enforce the provisions of this Agreement instituted in accordance with and subject to Section 7;

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(x)	without the prior approval of the Board, separately or in conjunction with any other person or entity in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, propose (publicly, privately or to the Company) or participate in, effect or seek to effect, any tender offer or exchange offer, merger, acquisition, reorganization, restructuring, recapitalization or other business combination involving the Company or any of its subsidiaries or its or their securities or a material amount of the assets or businesses of the Company, any of the Company’s Affiliates, or any subsidiary, business, venture or division of the foregoing, or encourage, initiate or support any other Third Party in any such activity;

(xi)	purchase or cause to be purchased or otherwise acquire or agree to acquire Beneficial Ownership of any Voting Securities, if in any such case, immediately after the taking of such action, JANA Affiliates and Associates would, in the aggregate, collectively Beneficially Own, or have an economic interest in, an amount that would exceed 4.9% of the then outstanding shares of Common Stock;

(xii)	enter into any discussions, negotiations, agreements, arrangements or understandings with any Third Party with respect to the matters set forth in this Section 2; or

(xiii)	request, directly or indirectly, any amendment or waiver of the foregoing in a manner that would reasonably likely require public disclosure by any JANA Affiliate or Associate or the Company.

As used in this Agreement, the term “Voting Securities” shall mean the Common Stock, and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for Common Stock or other securities, whether or not subject to the passage of time or other contingencies.

As used in this Agreement, the term “Beneficial Ownership” of “Voting Securities” means ownership of: (i) Voting Securities and (ii) rights or options to own or acquire any Voting Securities (whether such right or option is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such person), compliance with regulatory requirements or otherwise), and includes all Voting Securities which such person or any of such person’s Affiliates or Associates has or shares the right to vote or dispose. For purposes of this Section, no Person shall be, or be deemed to be, the “Beneficial Owner” of, or to “Beneficially Own,” any securities Beneficially Owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company.

(c)

Until the end of the Standstill Period, JANA shall cause, and shall cause each other JANA Affiliate and Associate to cause, all Voting Securities owned by them directly or indirectly, whether owned of record or Beneficially Owned, as of the record date for any annual or special meeting of shareholders or in connection with

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any solicitation of shareholder action by written consent (each a “Shareholders Meeting”) within the Standstill Period, in each case that are entitled to vote at any such Shareholders Meeting, to be present for quorum purposes and to be voted, at all such Shareholders Meetings or at any adjournments or postponements thereof, for all incumbent directors nominated by the Board for election at such Shareholders Meeting and in accordance with the recommendation of the Board on any other proposals or other business that comes before any Shareholders Meeting, including with respect to the 2015 Annual Meeting (other than (w) matters related to the implementation of takeover defenses, (x) amendments to the Company’s articles of incorporation or bylaws that diminish shareholder rights, (y) strategic transactions (except for all matters in furtherance of the acquisition of the remaining stake in Alliance Boots GmbH, with respect to which this exception shall not apply) or (z) new or amended incentive compensation plans submitted for shareholder approval).

(d)	During the Standstill Period, neither the Company nor any of its Affiliates or Associates shall in any manner, directly or indirectly, make, or cause to be made, or in any way encourage any other person to make or cause to be made, any public statement or public announcement including in any document or report filed with or furnished to the SEC or through the press, media, analysts or other persons, that disparages, defames or slanders, or otherwise constitutes an ad hominem attack on, the JANA Designee, JANA, any JANA Affiliate or Associate, or any of their successors, members, officers, directors or employees (it being understood and agreed that the restrictions in this paragraph (d) shall not apply to any member of the Board’s discussions solely among other members of the Board and/or management of the Company). The limitations set forth in this Section 2(d) shall not prevent the Company or any of its Affiliates or Associates from responding to (A) any statement made by JANA or any JANA Affiliate or Associate of the nature described in Section 2(b)(viii) of this Agreement if such statement was made in breach of this Agreement or (B) any Objective Statement.

3.	Public Announcements. Promptly following the execution of this Agreement, the Company and JANA shall announce this Agreement and the material terms hereof by means of a jointly issued, mutually agreeable press release in the form attached hereto as Exhibit C (the “Press Release”). Neither the Company nor JANA (nor any other JANA Affiliate or Associate) shall make or cause to be made any public announcement or statement that is inconsistent with or contrary to the statements made in the Press Release, except as required by law or the rules of any stock exchange or with the prior written consent of the other party.

4.	Confidentiality Agreement. The Company hereby agrees that: (i) the JANA Designee is permitted to and may provide confidential information to JANA Representatives, as defined in and subject to and solely in accordance with the terms of the confidentiality agreement in the form attached hereto as Exhibit B (the “Confidentiality Agreement”) (which JANA agrees to execute and deliver to the Company simultaneously with JANA’s execution and delivery of this Agreement and cause the JANA Designee and such JANA Representatives to abide by) and (ii) the Company will execute and deliver the Confidentiality Agreement to JANA substantially contemporaneously with execution and delivery thereof by the other signatories thereto.

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5.	Representations and Warranties of All Parties. Each of the parties represents and warrants to the other party that: (a) such party has all requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

6.	Representations and Warranties of JANA. JANA represents and warrants that, as of the date of this Agreement, (i) JANA, together with all of the JANA Affiliates and Associates, collectively Beneficially Own, an aggregate of 12,500,000 shares of Common Stock; (ii) except for such ownership, no member of JANA, individually or in the aggregate with all other members of JANA and the JANA Affiliates and Associates, has any other Beneficial Ownership of, and/or economic exposure to, any Voting Securities, including through any derivative transaction described in the definition of “Beneficial Ownership” above; and (iii) JANA, collectively with the JANA Affiliates and Associates, have a Net Long Position of 12,500,000 shares of Common Stock.

7.

Miscellaneous. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity or pursuant to this Agreement, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the courts of Lake County, State of Illinois or other federal or state courts of the State of Illinois. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the courts of Lake County, State of Illinois or other federal or state courts of the State of Illinois in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the courts of Lake County, State of Illinois or other federal or state courts of the State of Illinois, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (e) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS,

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INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE, PROVIDED THAT THE DELAWARE GENERAL CORPORATION LAW SHALL GOVERN TO THE EXTENT MANDATORILY APPLICABLE TO HOLDCO.

8.	No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

9.	Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

10.	Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy and email is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:	Walgreen Co.
108 Wilmot Road
Deerfield, Illinois 60015
Facsimile: 847-315-3652
Email: thomas.sabatino@walgreens.com
Attention: Thomas J. Sabatino, Executive Vice President,
General Counsel and Corporate Secretary

With a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Facsimile: 212-403-2000
Email: ARBrownstein@wlrk.com
BMRoth@wlrk.com
Attention: Andrew R. Brownstein
Benjamin M. Roth

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if to JANA:	JANA Partners LLC
767 Fifth Avenue, 8th Floor
New York, NY 10153
Facsimile: 212-455-0901
Email: legal@janapartners.com
Attention: Legal Department

With a copy to (which shall not constitute notice):

Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Facsimile: 212-593-5955
Email: marc.weingarten@srz.com
david.rosewater@srz.com
Attention: Marc Weingarten
David Rosewater

11.	Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

12.	Counterparts. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.

13.	Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on and inure to the benefit of successors of the parties hereto (including in the case of the Company, Holdco).

14.	No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

15.	Fees and Expenses. Neither the Company, on the one hand, nor JANA, on the other hand, will be responsible for any fees or expenses of the other in connection with this Agreement.

16.

Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and the Confidentiality Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the Confidentiality Agreement and the documents referred to herein and therein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement or the Confidentiality Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement or the

13

Confidentiality Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances.

[Signature Pages Follow]

14

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

WALGREEN CO.

By:	/s/ Gregory D. Wasson
Name:	Gregory D. Wasson
Title:	President and Chief Executive Officer

JANA PARTNERS LLC

By:	/s/ Barry Rosenstein
Name:	Barry Rosenstein
Title:	Managing Partner

[Signature Page to Nomination and Support Agreement]

EXHIBIT A

FORM OF IRREVOCABLE RESIGNATION RE: NOMINATION AND SUPPORT

AGREEMENT

September 5, 2014

Attention: Board of Directors

Walgreen Co. (or Holdco, as applicable)

108 Wilmot Road

Deerfield, Illinois 60015

Re:     Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Section 1(a)(ix) or 1(b) of the Nomination and Support Agreement, dated as of September 5, 2014 (the “Agreement”), by and between Walgreen Co. and JANA (as defined therein). Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement. Effective only upon, and subject to, such time as JANA, together with all of the other JANA Affiliates and Associates, (A) ceases collectively to “beneficially own” (as defined in Rule 13d-3 under the Exchange Act) an aggregate Net Long Position of at least 6,250,000 shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) of Common Stock outstanding or (B) materially breaches the Agreement, and such breach is not cured within 10 days of written notice from the Company specifying the material breach, I hereby resign from my position as a director of the Company and from any and all committees of the Board on which I serve.

[Signature Page Follows]

This resignation may not be withdrawn by me at any time during which it is effective.

Sincerely,

Name: Barry Rosenstein

[Signature Page to Irrevocable Resignation]

EXHIBIT B

CONFIDENTIALITY AGREEMENT

WALGREEN CO.

September 5, 2014

To: JANA Partners LLC (“JANA” or “you”)

Ladies and Gentlemen:

This letter agreement shall become effective upon the appointment of the JANA Designee to the Board of Directors (the “Board”) of Walgreen Co. (the “Company”) (provided, that if the Company engages in a “holding company” reorganization to create a new public holding company at a level above the Company in the Company’s corporate structure (“Holdco”), all references to the Company herein shall in such event instead apply to Holdco mutatis mutandis). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Nomination and Support Agreement (the “Nomination Agreement”), dated as of September 5, 2014, between the Company and JANA. The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, the JANA Designee may, if and to the extent he desires to do so (and subject to his fiduciary duties), confidentially disclose information he obtains while serving as a member of the Board to you and, subject to the restrictions in paragraph 2, the JANA Representatives (as hereinafter defined), and may discuss such information with such persons, subject to the terms and conditions of this letter agreement. As a result, you may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, the information being furnished to you and, subject to the restrictions in paragraph 2, your Affiliates and the officers, directors, managing members, employees, agents, representatives and advisors (including legal and financial advisors) of you and your Affiliates (collectively, the “JANA Representatives”), you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or affiliates that is furnished to you or the JANA Representatives (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by the JANA Designee, or by or on behalf of the Company or any Company Representatives, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Evaluation Material”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.

1. The term “Evaluation Material” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or the JANA Representatives in violation of this letter agreement or any other obligation of confidentiality to the Company, (ii) was within your or any of the JANA Representatives’ possession on a non-confidential basis prior to its being furnished to you by the JANA Designee, or by or on behalf of the Company or its agents, representatives, attorneys, advisors, directors, officers or employees (collectively, the “Company Representatives”) or (iii) is received from a source other than the JANA Designee, the Company or any of the Company Representatives; provided, that in the case of (ii) or (iii) above, the source of such information was not believed by you, after reasonable inquiry of the disclosing person, to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other person with respect to such information at the time the information was disclosed to you.

2. You and the JANA Representatives will, and you will cause the JANA Representatives to, (a) keep the Evaluation Material strictly confidential and (b) not disclose any of the Evaluation Material in any manner whatsoever without the prior written consent of the Company; provided, however, that you may privately disclose any of such information to the JANA Representatives (i) who need to know such information for the sole purpose of advising you on your investment in the Company and (ii) who are informed by you of the confidential nature of such information and agree to abide for the benefit of the Company to the terms hereof; provided, further, that you will be responsible for any violation of this letter agreement by the JANA Representatives as if they were parties hereto. It is understood and agreed that the JANA Designee shall not disclose to you or the JANA Representatives any Legal Advice (as defined below) that may be included in the Evaluation Material with respect to which such disclosure may constitute waiver of the Company’s attorney-client privilege or attorney work-product privilege. “Legal Advice” as used herein shall be solely and exclusively limited to the advice provided by legal counsel and shall not include factual information or the formulation or analysis of business strategy that is not protected by the attorney-client or attorney work-product privilege.

3. In the event that you or any of the JANA Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Evaluation Material, you will promptly notify (except where such notice would be legally prohibited) the Company in writing by electronic mail, facsimile and certified mail so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense. Nothing herein shall be deemed to prevent you or the JANA Representatives, as the case may be, from complying with a subpoena, legal process or other legal requirement that requires discovery, disclosure or production of the Evaluation Material if (a) you produce or disclose only that portion of the Evaluation Material which your outside legal counsel of national standing advises you in writing is legally required to be so produced or disclosed and you inform the recipient of such Evaluation Material of the existence of this letter agreement and the confidential nature of such Evaluation Material, provide notice to the Company of such Evaluation Material to be so disclosed as far in advance as is legally permissible, and use your reasonable best efforts to obtain reliable assurance that confidential treatment will be afforded such Evaluation Material; or (b) the Company consents in writing to having the Evaluation Material produced or disclosed pursuant to the subpoena, legal process or other legal requirement. In no event will you or any of the JANA Representatives oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material. For the avoidance of doubt, it is understood that there shall be no “legal requirement” requiring you to disclose any Evaluation Material solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other voluntary transactions with respect to the Common Stock of the Company or otherwise proposing or making an offer to do any of the foregoing, or you would be unable to file any proxy materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.

4. You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of the JANA Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. You and the JANA Representatives (including anyone acting on your or their behalf) shall not directly or indirectly initiate contact or communication with any executive or employee of the Company concerning Evaluation Material or seeking any information in connection therewith, provided that your officers or directors with the title of “partner” and other full-time employees of JANA directly involved in monitoring your investment in the Company may so initiate communications concerning Evaluation Material and/or seeking information in connection therewith with or from the Chief Financial Officer, General Counsel, head of Investor Relations, head of Public Relations, and/or such other persons approved in writing by the foregoing or the Board; provided, however, the restriction in this sentence shall not apply to the JANA Designee while he is a member of the Board (it being understood that, subject to the restrictions in paragraph 2, the JANA Designee shall be permitted to have present with him, in person or by phone or other similar means of communications, any other JANA Representative to the extent announced to the Walgreens participants).

5. All Evaluation Material shall remain the property of the Company. Neither you nor any of the JANA Representatives shall by virtue of any disclosure of and/or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time after the date on which the JANA Designee is no longer a director of the Company, upon the request of the Company for any reason, you will promptly return to the Company or destroy all hard copies of the Evaluation Material and use commercially reasonable efforts to permanently erase or delete all electronic copies of the Evaluation Material in your or any of the JANA Representatives’ possession or control (and, upon the request of the Company, shall promptly certify to the Company that such Evaluation Material has been returned, erased or deleted, as the case may be). Notwithstanding the return or erasure or deletion of Evaluation Material, you and the JANA Representatives will continue to be bound by the obligations contained herein.

6. You acknowledge, and will advise the JANA Representatives, that the Evaluation Material may constitute or contain material non-public information under applicable federal and state securities laws, and that you shall not, and you shall use your commercially reasonable efforts to ensure that the JANA Representatives, do not, trade or engage in any derivative or other transaction, while in possession of such information in violation of such laws, provided that, subject to compliance with such laws, you and the JANA Representatives shall in any event be free to trade or engage in such transactions during periods when the directors of the Company generally are permitted to do so, and the Company will notify the JANA Designee in advance when such “open window” periods begin and end.

7. You hereby represent and warrant to the Company that (i) you have all requisite company power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (ii) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (iii) this letter agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting you, and (iv) your entry into this letter agreement does not require approval by any owners or holders of any equity or other interest in you (except as has already been obtained).

8. Any waiver by the Company of a breach of any provision of this letter agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this letter agreement. The failure of the Company to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.

9. You acknowledge and agree that the value of the Evaluation Material to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. You further acknowledge and agree that in the event of an actual or threatened violation of this letter agreement, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement exclusively in the courts of Lake County, State of Illinois or other federal or state courts of the State of Illinois. In the event that any action shall be brought in equity to enforce the provisions of this letter agreement, you shall not allege, and you hereby waive the defense, that there is an adequate remedy at law.

10. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the courts of Lake County, State of Illinois or other federal or state courts of the State of Illinois in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement in any court other than the courts of Lake County, State of Illinois or other federal or state courts of the State of Illinois, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (e) irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF ILLINOIS

APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE, PROVIDED THAT THE DELAWARE GENERAL CORPORATION LAW SHALL GOVERN TO THE EXTENT MANDATORILY APPLICABLE TO HOLDCO.

11. This letter agreement and the Nomination Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral. This letter agreement may be amended only by an agreement in writing executed by the parties hereto.

13. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

If to the Company:	Walgreen Co.
108 Wilmot Road
Deerfield, Illinois 60015
Facsimile: 847-315-3652
Email: thomas.sabatino@walgreens.com
Attention: Thomas J. Sabatino, Executive Vice President,
General Counsel and Corporate Secretary

With a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Facsimile: 212-403-2000
Email: ARBrownstein@wlrk.com
BMRoth@wlrk.com
Attention: Andrew R. Brownstein
Benjamin R. Roth

If to JANA:	JANA Partners LLC
767 Fifth Avenue, 8th Floor
New York, NY 10153
Facsimile: 212-455-0901
Email: legal@janapartners.com
Attention: Legal Department

With a copy to (which shall not constitute notice):

Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Facsimile : 212-593-5955
Email: marc.weingarten@srz.com david.rosewater@srz.com
Attention: Marc Weingarten
David Rosewater

14. If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.

15. This letter agreement may be executed (including by facsimile or PDF) in two or more counterparts which together shall constitute a single agreement.

16. This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company. This Agreement, however, shall be binding on and inure to the benefit of successors of the parties hereto (including in the case of the Company, Holdco).

17. This letter agreement shall expire one year after the date on which the JANA Designee (or any other representative of any JANA Affiliate) no longer serves as a director of the Company; provided, that you shall maintain in accordance with the confidentiality obligations set forth herein any Evaluation Material constituting trade secrets for such longer time as such information constitutes a trade secret of the Company as defined under 18 U.S.C. § 1839(3); and provided, further, that this Section 17 is not intended to be, and shall not be interpreted as, a contractual restriction on any trading activities of you or your Affiliates taken in your or such Affiliates’ own judgment.

18. No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this letter agreement.

19. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this letter agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this letter agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this letter agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this letter agreement shall be decided without regards to events of drafting or preparation. The term “including” shall in all instances be deemed to mean “including without limitation.”

[Signature Pages Follow]

Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours,

WALGREEN CO.

By:
Name:
Title:

[Signature Page to the Confidentiality Agreement between Walgreens and JANA]

Accepted and agreed as of the date first written above:

JANA PARTNERS LLC

By:
Name:
Title:

[Signature Page to the Confidentiality Agreement between Walgreens and JANA]

EXHIBIT C

PRESS RELEASE

Contact: Michael Polzin	http://news.walgreens.com
847-315-2920	@WalgreensNews
FOR IMMEDIATE RELEASE	facebook.com/Walgreens

Walgreens Appoints Barry Rosenstein of JANA Partners LLC to Board of Directors

As Company Progresses Toward Alliance Boots Merger

Rosenstein to join Walgreens board immediately; second new director to follow

DEERFIELD, Ill. September 8, 2014 – Walgreens (NYSE: WAG) (Nasdaq: WAG) today announced the appointment of Barry Rosenstein and a second new director to be named to its board of directors as the company continues moving forward to complete its merger with Alliance Boots GmbH.

“We are pleased to welcome Barry to the board in this pivotal moment for our company as we anticipate the completion of the Walgreens-Alliance Boots merger, establish an efficient global platform for pharmacy-led health and wellbeing, and launch a new generation of growth and value creation,” said James Skinner, chairman of the Walgreens board of directors. “We look forward to the experience and new perspectives he will bring to the board and company as we launch Walgreens Boots Alliance, Inc.”

Rosenstein is the founder and managing partner of JANA Partners LLC, an event-driven hedge fund located in New York with in excess of $11 billion in investments and commitments which focuses on companies with a compelling valuation and catalysts to realize value. Rosenstein graduated from Lehigh University Phi Beta Kappa and earned an MBA from the University of Pennsylvania’s Wharton School of Business.

“I look forward to serving as a voice for all shareholders in joining the Walgreens board,” Rosenstein said. “I am eager to work constructively with Greg, Stefano Pessina and the entire Walgreens board to help unlock greater value for shareholders and to help realize the exceptional future for these two iconic companies as they come together and move ahead.”

In connection with Mr. Rosenstein’s election, Walgreens entered into a Nomination and Support Agreement with JANA Partners, which, among other things, provides for the appointment of an additional independent director recommended by JANA Partners and agreed to by Walgreens, and that if there is a vacancy which the Walgreens board chooses to fill during the term of the agreement, such replacement director will be mutually agreed to by the company and JANA Partners. A copy of the agreement is being filed by Walgreens with the SEC on Form 8-K.

“We are very pleased to welcome Barry to the board,” Greg Wasson, Walgreens president and chief executive officer, said. “Barry’s experience and expertise in building shareholder value on behalf of companies will be important as we establish Walgreens Boots Alliance and carry out our Next Chapter plan for long-term growth and value creation. He will add tremendous value to our board and help drive value for shareholders.”

Walgreens also announced that it plans to hold an investor day shortly after the consummation of the Alliance Boots merger to give investors greater insight into the company’s financial outlook, business strategy and capital structure. Details will be provided to investors closer to the date of the event.

About Walgreens

As the nation’s largest drugstore chain with fiscal 2013 sales of $72 billion, Walgreens (www.walgreens.com) vision is to be the first choice in health and daily living for everyone in America, and beyond. Each day, in communities across America, more than 8 million customers interact with Walgreens using the most convenient, multichannel access to consumer goods and services and trusted, cost-effective pharmacy, health and wellness services and advice. Walgreens scope of pharmacy services includes retail, specialty, infusion, medical facility and mail service, along with online and mobile services. These services improve health outcomes and lower costs for payers including employers, managed care organizations, health systems, pharmacy benefit managers and the public sector. The company operates 8,192 drugstores in all 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. Walgreens digital business includes Walgreens.com, drugstore.com, Beauty.com, SkinStore.com and VisionDirect.com. Take Care Health Systems is a Walgreens subsidiary that manages more than 400 in-store convenient care clinics throughout the country.

Cautionary Note Regarding Forward-Looking Statements: Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “target,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to vary materially from those indicated, including the factors described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each of which is incorporated herein by reference, and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, Walgreens does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.